                             UUNET Technologies, Inc.   +1 800 258-4039 (voice)
                             3060 Williams Drive        +1 703 206-5629 (voice)
                             Fairfax, VA  22031         +1 703 206-5601 (fax)
                             http://www.uu.net          web-sales@uu.net
                             UUNET is a registered trademark of, and the UUNET logo design and The Internet at Work are trademarks of, UUNET Technologies, Inc.


                      UUNET CO-LOCATION SERVICES AGREEMENT

Facility Location (Choose One)         | |Fairfax, VA         | |Palo Alto, CA
------------------------------


Term Commencement Date:                     TBD
----------------------                 --------------
                                       Date/Month/Year


Equipment Space Options
UUNET offers three types of equipment spaces. All spaces require a minimum six-month term commitment.

Number of Cabinets Desired       Equipment Space Options(1)      Monthly Fee Per
                                                                  Cabinet
--------------------------       ------------------------      -----------------
| |                              Half Cabinet                       $   500
   ----------------------
|X|      2                       Standard Cabinet                   $   900
   ----------------------
| |                              Large Cabinet (Fairfax only)       $ 1,300
   ----------------------

| |Install Expedite Fee:  $750 (for install requests with less than two weeks'
   --------------------   notice from date of request(2)


On-Site Support and Installation Options

Basic On-Site Technical Support (INCLUDED WITH ALL SERVICES)
All Co-Location customers receive Basic On-Site Technical Support. Basic On-Site Technical Support consists of the following basic operational functions: power cycling of equipment, securing cabling, setting switches, swapping back-up tapes, and entering commands into server machines from a keyboard. The first two hours of Basic On-Site Technical Support per month are provided at no charge. Additional hours are billed at $100 per hour. Basic On-Site Technical Support calls are billed in 15 minute increments, with a minimum call of 15 minutes.

|x|Advanced On-Site Technical Support (OPTIONAL SERVICE)
Advanced On-Site Technical Support (described further in Schedule A) consists of diagnostic and equipment repair activities for selected Sun, DEC, HP, SGI, Compaq, and Cisco hardware models. Advanced On-Site Technical Support is billed at $125 per hour. Advanced On-Site Technical Support calls are billed in 30 minute increments, with a minimum call of three hours.

|x|On-Site Equipment Installation (described further in Schedule B) consists of installation of pre-configured equipment into the storage cabinet, documentation of physical and network connections, and connection of the equipment to the power supply and network connectivity. On-Site Equipment Installation is billed at $125 per hour of use. On-Site Equipment installation calls are billed in 30 minute increments, with a minimum call of three hours.

Internet Connectivity Options (Choose One)

UUNET offers the following flexible Internet connectivity options. Connectivity is provided via a 100 Mbps Fast Ethernet Hand-off.

| |Tiered Service

Tiered service provides a specific amount of bandwidth to Customer's Space. Customer has unlimited use of this Internet bandwidth stream at a fixed monthly cost, but cannot exceed the specified bandwidth tier. Customer may increase the bandwidth tier at any time during the term of the contract, but must remain at that tier for at least one

----------
(1) Customer must purchase a minimum Bandwidth Tier of 1.5 Mbps for each Cabinet.

(2) Expedited install cannot be guaranteed. IF UUNET fails to make the Space available within two weeks of Customer's request, Customer's sole and exclusive remedy shall be to receive a full refund of the Install Expedite Fee.

                             "The Internet At Work"
calendar month. After the first month at the new tier, Customer may decrease the bandwidth tier, but never below the tier for which Customer initially contracted.

One-time Start-Up Fee      $2500

 Bandwidth Tier            Monthly Fee      Bandwidth Tier       Monthly Fee       Bandwidth Tier          Monthly Fee
 --------------            -----------      --------------       -----------       --------------          -----------
| |1.5 Mbps                $ 2,000          | |15 Mbps           $ 14,250          | |40 Mbps              $ 37,900

| |3 Mbps                  $ 3,500          | |20 Mbps           $ 19,000          | |45 Mbps              $ 42,500

| |5 Mbps                  $ 5,500          | |25 Mbps           $ 23,750          | |50 Mbps              $ 47,000

| |8 Mbps                  $ 8,500          | |30 Mbps           $ 28,500          | |60 Mbps              $ 56,000

| |10 Mbps                 $ 9,500          | |35 Mbps           $ 33,250          | |75 Mbps              $ 69,000

                                                                                   | |100 Mbps             $ 90,000

Burstable Service

Burstable service provides unlimited use of a 10 Mbps, 45 Mbps, or 100 Mbps Internet connection. The monthly rate is based on Customer's sustained usage of this connection. Sustained usage is defined at the 95th percentile measurement of all bandwidth usage samples taken during the month.

|X|10 Mbps Burstable       | |45 Mbps Burstable          | |100 Mbps Burstable
     Service                   Service                         Service
One-time Start-up Fee:     One-time Start-up Fee:        One-time Start-up Fee:
     $2,500                   $2,500                             $2,500

Sustained Usage       Monthly Fee       Sustained Usage       Monthly Fee       Sustained Usage      Monthly Fee
---------------       -----------       ---------------      -----------        ---------------      -----------
0.0 - 2.0 Mbps        $3,500            0.0 6.0 Mbps         $11,500            0.0 - 20.0 Mbps      $37,500
2.1 - 4.0 Mbps        $6,500            6.1 - 10.0 Mbps      $18,000            20.1 - 30.0 Mbps     $53,500
4.1 - 6.0 Mbps        $9,700            10.1 - 15.0 Mbps     $26,000            30.1 - 45.0 Mbps     $73,000
6.1 - 10.0 Mbps       $11,500           15.1 - 20.0 Mbps     $32,500            45.1 - 60.0 Mbps     $89,000
                                        20.1 - 30.0 Mbps     $45,000            60.1 - 100.0 Mbps    $100,000
                                        30.1 - 45.0 Mbps     $49,000

Term Commitment(3)
| |1-year Term              | |2-year Term          |X|3-year Term
 (5% discount)              (10% discount)          (15% discount)

Payment
If purchase order is required,   Method of   | |Please bill me  | |Check(include
provide PO#                      payment:                          in order)
           --------------

       PLEASE READ AND SIGN THE ATTACHED CO-LOCATION TERMS AND CONDITIONS.

----------

(3) Applicable only to Monthly Fees. At the conclusion of the Term Commitment, this Agreement shall continue in effect on a month-to-month basis at UUNET's then-current list price for the service.

                        Co-Location Terms and Conditions

UUNET Technologies, Inc. ("UUNET") and Customer agree to the following terms and conditions as part of the Co-Location Services Agreement (the"Agreement"):

1. SERVICE. The cover page of this Agreement ("Cover Page") identifies the physical location ("Facility") of the equipment storage space to be made available to Customer hereunder (the "Space"), and sets forth a description of the services and Internet connectivity (the "Services") to be provided in connection with the Space and all equipment installed in the Space (the "Equipment").

2. CONTRACTORS. Customer acknowledges that certain installation, technical support, and consulting services may be provided by an unaffiliated third party contractor ("Contractor") to UUNET. Customer hereby authorizes UUNET to provide Contractor all Customer location, equipment and contact information necessary to provide such services.

3. TERM. Unless otherwise specified on the Cover Page, the initial term ("Initial Term") of this Agreement shall be six months from the Term Commencement Date. If upon completion of the Initial Term or any subsequent term the parties do not agree to extend the Agreement for an additional Term, the Services and Space will be provided on a month-to-month basis at UUNET's then-current list prices. In the event of early cancellation during the Initial Term or any subsequent Term, Customer will be required to pay 75% of the monthly recurring fee for the Space and the Customer's then-current bandwidth tier for each month remaining in the Term.

4.    PAYMENT.

    4.1 UUNET will invoice the Start-Up Fees on the Cover Page upon execution and delivery of this Agreement. Monthly Fees for Services and Space will commence as of the Term Commencement Date indicated on the Cover Page. UUNET will invoice Monthly Fees monthly in arrears. UUNET reserves the right to change the rates of Services and Space provided under this Agreement at any time after the Initial Term of any subsequent term by providing written notice to Customer at least 60 days in advance of the effective date of the change.

    4.2 Payment is due 30 days after date of invoice. Accounts are in default if payment is not received within 30 days after date of invoice. If Customer's check is returned to UUNET unpaid, Customer shall be immediately in default and subject to a returned check charge of $25.00 from UUNET. UUNET reserves the right to terminate Customer's use of the Space and the Services on any account unpaid 60 days after date of invoice and, in the event of such unpaid account, terminate any other service provided by UUNET to Customer, or prohibit removal of Equipment from the Facility pending payment of all amounts owed to UUNET by Customer. The Monthly Fee for Space shall continue to accrue until Customer's Equipment is removed from the Space by Customer. An account in default is subject to an interest charge on the outstanding balance of the lesser of 1.5% per month or the highest rate permitted by applicable law. Customer agrees to pay UUNET's reasonable expenses, including attorneys' and collection agency fees, incurred in enforcing its rights under the Agreement.

5. USE OF SERVICES. All use of the UUNET Network and the Services must comply with the then-current version of the UUNET Acceptable Use Policy ("Policy") available at the following URL: www.uu.net/usepolicy. UUNET reserves the right to amend the Policy from time to time, effective upon posting of the revised Policy at the URL. UUNET reserves the right to suspend the Services or terminate this Agreement effective upon notice for a violation of the Policy. Customer agrees to indemnify and hold harmless UUNET from any losses, damages, costs or expenses resulting from any third party claim or allegation ("Claim") arising out of or relating to use of the Space or Services, including any Claim which, if true, would constitute a violation of the Policy.

6.  PERMISSIBLE USE OF SPACE.

    6.1 Customer may use the Space only for the purposes of installing, maintaining, and operating the Equipment. Access to the Facility is restricted to Customer's employees and agents. Customer will furnish to UUNET, and keep current, a written list identifying a maximum of five individuals authorized to obtain entry to the Facility and access the Space. Customer agrees that no individual it authorizes to enter the Facility will have been convicted of a felony. Customer assumes responsibility for all acts or omissions of the individuals included on this list or authorized by Customer to enter the Facility, and agrees to indemnify and hold UUNET harmless from any Claim arising from the acts or omissions of these individuals. Customer's employees and agents will comply with all applicable laws and ordinances; with the standards and practices of the telecommunications industry; and with all UUNET or Facility security procedures, Facility rules, and safety practices. UUNET may revoke the entry privileges of any person who fails to comply with these Terms and Conditions, who is disorderly, or who UUNET reasonably suspects will violate these Terms and Conditions.

    6.2 UUNET and its designees may observe the work activities of Customer's employees and agents in the Facility and may inspect at any time the Equipment brought into the Space. Customer's employees and agents shall not use any products, tools, materials, or methods that, in UUNET's reasonable judgment, might harm, endanger, or interfere with the Services, the Facility, or the personnel or property of UUNET, its vendors or its other customers. UUNET reserves the right to take any reasonable action to prevent such potential harm.

    6.3 UUNET will perform certain services which support the overall operation of the Facility (e.g., janitorial services, environmental systems, maintenance) at no additional charge to Customer. Customer shall be required to maintain the Space in an orderly manner and shall be responsible for the prompt removal from the facility of all trash, packing material, cartons, etc. that Customer's employees or agents brought to or had delivered to the Facility.

    6.4 Customer may not make available space within the Space to any third party. If Customer makes space available to a third party, Customer shall be in breach of this Agreement and UUNET may pursue any legal or equitable remedy, including but not limited to the immediate termination of this Agreement.

    6.5 Upon termination of this Agreement, Customer is responsible for arranging prompt removal of its Equipment from the Facility at Customer's sole risk and expense.

7. CONDUCT IN FACILITY.

    7.1 Customer will maintain and operate the Equipment in a safe manner, and keep the Space in good order and condition. No employees or agents of Customer will harm or allow any attempt to breach the security of the Facility, the Services, or any third party system or network at the Facility or accessed by means of the Services.

    7.2 Customer agrees to use the common areas of the Facility for the purposes for which they are intended. Such rules include, but are not limited to, a prohibition against smoking in the Facility.

    7.3 Customer's employees and agents are prohibited from bringing any of the following materials into the Facility: wet cell batteries, explosives, flammable liquids or gases, alcohol, controlled substances, weapons, cameras, tape recorders, and similar equipment and materials.

    7.4 Customer agrees not to alter, tamper with, adjust, or repair any equipment or property not belonging to Customer, and agrees not to erect signs or devices on the exterior of the storage cabinet or to make any construction changes or material alterations to the Space or the interior or external portions of the Facility.

8.  EQUIPMENT DEPLOYMENT.

    8.1 Customer will furnish to UUNET, and keep current, an Equipment list (attached as Attachment C) identifying all Equipment installed in the Space. UUNET reserves the right to verify installation of the Equipment on the Equipment List. All Equipment must fit within the Space unless agreed to by UUNET in an addendum to this Agreement. Customer agrees that power consumption will not exceed 20 amps 110 VAC per storage cabinet and that all Equipment is UL approved. Cabling used by Customer must meet national electrical and fire standards. Customer will be allowed to remove from the Facility only that Equipment listed on the then-current version of Customer's Equipment List.

    8.2 UUNET reserves the right to relocate Equipment within the Facility or to move Equipment to another facility with at least 45 days' written notice. Equipment moved or relocated at UUNET"s initiative will be at UUNET"s expense. Every commercially reasonable effort will be to minimize downtime and service interruption if Equipment is moved or relocated. If Customer objects to the location of the new Facility, Customer may terminate this Agreement without penalty within sixty days of receiving notice of the new Facility's location.

    8.3 Customer agrees to immediately remove or render noninfringing, at Customer's expense, any Equipment alleged to infringe any patent, trademark, copyright, or other intellectual property right.

    8.4 If UUNET negligently or willfully damages any Equipment, UUNET will repair or replace the damaged item or, at UUNET"s option, will reimburse Customer for the reasonable cost of repair or replacement. THIS SHALL BE CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR

ANY DAMAGE TO EQUIPMENT CAUSED BY OR ATTRIBUTABLE TO UUNET, ITS EMPLOYEES, OR AGENTS.

9. ASSIGNMENT. This Agreement is binding upon and shall inure to the benefit of the parties and their permitted successors and assigns. Neither party may assign this Agreement without the prior written consent of the other party; provided that UUNET may assign this Agreement to any present or future affiliate, subsidiary, or successor, and may assign its right to receive payments. UUNET may subcontract any or all of the work to be performed by it under this Agreement but this shall not relieve UUNET of its responsibilities or obligations hereunder.

10. INDEMNITY. Customer agrees to indemnify UUNET against actions by any person claiming an ownership or possessory interest, lien, trust, pledge, or security interest in any Equipment, including without limitation any attempt by such third party to take possession of the Equipment.

11. INSURANCE

    11.1 Customer agrees to maintain, at Customer's expense, during the entire time this Agreement is in effect for each Space:

    11.1.1 Commercial General Liability Insurance in an amount not less than Two Million dollars ($2,000,000) per occurrence for bodily injury or property damage:

    11.1.2 Employer's Liability Insurance in an amount not less than One Million dollars ($1,000,000) per occurrence; and

    11.1.3 Workers' Compensation Insurance in an amount not less than that prescribed by statutory limits.

    11.1.4 Commercial Automobile Liability Insurance applicable to bodily injury and property damage, covering owned, non-owned, leased and hired vehicles, in an amount not less than $1,000,000 per accident.

    11.1.5 Umbrella or Excess Liability Insurance with a combined single limit of no less than $1,000,000 to apply over Commercial General Liability, Employee's Liability, and Automobile Liability Insurance.

    11.2 Prior to taking occupancy of the Space, Customer shall furnish UUNET with certificate of insurance which evidence the minimum levels of insurance set forth herein and which name UUNET as an additional insured. In the event the Facility's landlord, pursuant to a lease relevant to particular Space, requires additional insurance, Customer hereby agrees to comply with the landlord's requirements under the lease, as the lease may be modified from time to time.

    11.3 None of UUNET, UUNET's subsidiaries, parent companies, or affiliates shall insure or be responsible for any loss or damage to property of any kind owned or leased by Customer or by its employees and agents other than losses or damages resulting from negligence or willful acts of such parties. Any insurance policy covering the Equipment against loss or physical damage shall provide that underwriters have given their permission to waive their rights of subrogation against UUNET, UUNET subsidiaries, affiliates, the Facility landlord, and their respective directors, officers and employees.

    11.4 Customer will insure or self-insure against claims involving Customer's employees and agents. Customer agrees to release and indemnify UUNET against claims by any of Customer's employees and agents arising from dismissal, suspension, or termination of work, or from denial of entry to the Facility, and claims by any person arising from Customer's nonpayment for the Space or the Services.

12. LIMITATION OF LIABILITY. UUNET WILL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL or CONSEQUENTIAL DAMAGES, or FOR ANY LOSS OF PROFITS RESULTING FROM THE USE OF THE SERVICES, SPACE, OR EQUIPMENT BY CUSTOMER OR ANY THIRD PARTIES. THIS INCLUDES LOST PROFITS OR LOST DATA RESULTING FROM DELAYS, NONDELIVERIES, MISDELIVERIES, SERVICE INTERRUPTIONS, OR DAMAGE TO THE SPACE.

13. NO WARRANTY. UUNET PROVIDES THE SPACE AND THE SERVICES AS IS WITHOUT WARRANTY OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY OTHER IMPLIED WARRANTIES. IN THE EVENT THAT UUNET PROVIDES CUSTOMER WITH PRODUCTS IN CONJUNCTION WITH THE SERVICES, FOR EXAMPLE THIRD PARTY SOFTARE PRODUCTS, UUNET ALSO SUCH PRODUCTS AS IS WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED. UUNET SHALL HAVE NO LIABILITY FOR FAILURE OF ANY PRODUCT OR SERVICE IT PROVIDES. UUNET DOES NOT MONITOR OR EXERCISE CONTROL OVER THE CONTENT OF THE INFORMATION RESIDING ON CUSTOMER'S EQUIPMENT OR TRANSMITTED THROUGH ITS FACILITIES. USE OF ANY INFORMATION OBTAINED VIA UUNET'S SERVICES IS AT CUSTOMER'S OWN RISK. UUNET SPECIFICALLY DENIES ANY RESPONSIBILITY FOR THE ACCURACY OR QUALITY OF INFORMATION OBTAINED THROUGH ITS SERVICES.

14. NO ESTATE OR PROPERTY INTEREST. Customer acknowledges that it has been granted only a license to occupy the Space and that it has not been granted any real property interests in the Space or the Facility. Payments by Customer under this Agreement do not create or vest in Customer (or in any other person) any leasehold estate, easement, ownership interest, or other property right or interest of any nature in any part of the Facility. The parties intend that Equipment, whether or not physically affixed to the Facility, shall not be construed to be fixtures. Customer (or the lessor of the Equipment, if applicable) will report the Equipment as its personal property wherever required by applicable laws, and will pay all taxes levied upon such Equipment.

15. DAMAGE TO THE SPACE

    15.1 If the Space is damaged by fire or other casualty, UUNET shall give prompt notice to Customer of such damage, and may temporarily relocate Equipment to new Space or a new Facility, if practicable. If the Facility's landlord or UUNET exercises an option to terminate a particular lease due to damage or destruction of the Space, or if UUNET decides not to rebuild the Space, this Agreement shall terminate as of the date of the damage. Monthly Fees for Space and Services shall proportionately abate for the period from the date of such damage.

    15.2 If neither the landlord of the Facility nor UUNET exercises the right to terminate, UUNET shall repair the particular Space to substantially the same condition it was in prior to the damage, completing the same with reasonable speed. In the event that UUNET shall fail to complete the repair within a reasonable time period, Customer shall have the option to terminate this Agreement with respect to the affected Space, which option shall be the sole remedy available to Customer against UUNET under this Agreement relating to such failure. If the Space or any portion thereof shall be rendered untenable by reason of such damage, the Monthly Fee for Space and Services shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired.

16. PUBLICITY.   Neither   party  shall   publicize  the  existence  of  the
Agreement without the consent of the other, and in the event of such consent, all press releases or other materials to be used for publicity shall be reviewed and approved in writing by the other party.

17. CONFIDENTIALITY. Each party's confidential or proprietary information disclosed hereunder ("Confidential Information") shall be held confidential by the receiving party. UUNET's performance under this Agreement, the quality of UUNET Network performance, and any data provided by UUNET to Customer regarding performance of the UUNET Network shall be deemed UUNET Confidential Information. Neither party shall disclose the other party's Confidential Information to third parties without the other party's written consent, except as permitted pursuant to this Section. Each party shall disseminate the other party's Confidential Information among its employees only on a need-to-know basis and shall use such Confidential Information only for the purpose of performing its obligations hereunder. To the extent a party is required by applicable law, regulation, or by a government agency or court order, subpoena, or investigative demand, to disclose the existence of terms of this Agreement, or the other party's Confidential Information, such party shall use its reasonable efforts to minimize such disclosure and obtain an assurance that the recipient shall accord confidential treatment to such Confidential Information, and shall notify the other party contemporaneously of such disclosure. UUNET in its discretion, may terminate this Agreement for cause upon ten days' notice and without penalty in the event of any breach by Customer of this Section.

18. AGREEMENT SCOPE.

    18.1 This Agreement sets forth the entire agreement between UUNET and Customer with respect to the subject matter within and supersedes all previous representations, understandings or agreements and shall prevail notwithstanding any variance with terms and conditions of any order submitted. Acceptance of this Agreement by UUNET may be subject, in UUNET's sole discretion, to completion of a satisfactory credit check with respect to Customer.

    18.2 This Agreement shall be governed by and constructed in accordance with the laws of the Commonwealth of Virginia, irrespective of its choice of law principles. Any action arising hereunder shall be brought in either the state or federal courts for the County of Fairfax, Virginia, and each of the parties shall submit itself to the jurisdiction of such courts for purposes of any action and waives any rights to removal and change of venue.

        I HAVE READ AND AGREE TO THESE CO-LOCATION TERMS AND CONDITIONS

Signature:        /s/                    Customer Name:  Greenfield Online, Inc.
          ---------------------------

Printed Name:  Rudy Nadilo               Customer Address: 274 Riverside Avenue
                                                           Westport, CT  06880
Title:  President +CEO

Date:  May 29, 1998